Exhibit 99.1

FOR FURTHER INFORMATION:



AT THE COMPANY:                             AT FLEISHMAN HILLARD:
MARK J. SCHULTE                             SHARON J. ERIKSON
President and Chief Executive Officer       Vice President
(312) 977-3700                              (312) 751-8878


FOR IMMEDIATE RELEASE
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WEDNESDAY, SEPTEMBER 8, 1999

        BROOKDALE LIVING COMMUNITIES, INC. BOARD OF DIRECTORS AUTHORIZES
               REPURCHASE OF UP TO 2,000,000 SHARES OF ITS COMMON
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                                     STOCK
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Chicago,  September 8, 1999 - Brookdale Living Communities,  Inc. (Nasdaq: BLCI)
today announced that its Board of Directors has authorized the Company to repurchase up to 2 million shares of its common stock in open market transactions and privately negotiated purchases. The timing, terms and amounts of such purchases will be at the discretion of the Company's senior management. Such repurchased shares will be held in Treasury by the Company.

Mark Schulte, President and Chief Executive Officer of the Company said, "While we continue to seek attractive opportunities in the external growth portion of our business plan, those being acquisitions and development of additional senior living facilities, we also recognize the value of utilizing a portion of our available capital to repurchase our shares in the market."

Brookdale Living Communities, Inc. is a provider of senior and assisted living services to the elderly, with 21 facilities in 13 states containing an aggregate of approximately 4,672 units in up-scale urban and suburban communities.

This news release contains certain forward-looking statements. When used in this news release, the words "believes," "expects," "anticipates," "estimates" and similar words or expressions are generally intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties, such as the risks described in the Company's filings with the Securities and Exchange Commission.

CONTACT: Mark J. Schulte, President and Chief Executive Officer, Brookdale Living Communities, Inc., 312-977-3700, or Sharon J. Erikson, Vice President, Fleishman Hillard, 312-751-8878.